SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                           DALEEN TECHNOLOGIES, INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

[GRAPHIC OMITTED]


                                                         May 1, 2000




Dear Daleen Stockholders,

     You are cordially invited to attend the Annual Meeting of Stockholders of Daleen Technologies, Inc. (the "Company") on Tuesday, June 6, 2000. The meeting will begin promptly at 10:00 a.m. local time, at the Boca Raton Marriott Hotel, 5150 Town Center Circle, in Boca Raton, Florida.

     The notice of the meeting and proxy statement on the following pages contain information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                        Sincerely,



                                        /s/James Daleen
                                        JAMES DALEEN,
                                        Chairman and Chief Executive Officer






        EXECUTIVE OFFICES: 1750 CLINT MOORE ROAD, BOCA RATON, FL 33487
     PHONE: (561) 999-8000 FACSIMILE: (561) 999-8080 HTTP://WWW.DALEEN.COM

                           DALEEN TECHNOLOGIES, INC.
                             1750 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487
                                (561) 999-8000

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 2000

                               ----------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Daleen Technologies, Inc. (the "Company") will be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida 33486, at 10:00 a.m. local time, on June 6, 2000 (the "Annual Meeting"), to consider and act upon:

     1. the election of three (3) nominees as directors to the Company's Board of Directors;

     2. a proposal to adopt the Daleen Technologies, Inc. Amended & Restated 1999 Stock Incentive Plan; and

     3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       Stephen M. Wagman,
                                       SECRETARY


May 1, 2000
Boca Raton, Florida


                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE, WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           DALEEN TECHNOLOGIES, INC.
                             1750 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487
                                (561) 999-8000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 6, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING


STOCKHOLDERS MEETING

     This Proxy Statement and the enclosed Proxy Card ("Proxy") are furnished on behalf of the Board of Directors of Daleen Technologies, Inc., a Delaware corporation ("Daleen Technologies" or the "Company" or "we"), for use at the Annual Meeting of Stockholders to be held on June 6, 2000 at 10:00 a.m., Eastern time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton Florida. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about May 4, 2000, to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's $.01 par value per share common stock (the "Common Stock") at the close of business on April 17, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 2000, the Company had outstanding and entitled to vote 21,629,749 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

     The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a stockholder to vote upon all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed Proxy also provides a means for a stockholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder

(including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying Proxy also provides a means for a stockholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the stockholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposal number 2 set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposal 2 will have the same effect as a vote against such proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

     When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposal 2.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     The executive offices of the Company are located at 1750 Clint Moore Road, Boca Raton, Florida 33487, and the Company's telephone number is (561) 999-8000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock that, as of April 1, 2000, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock of the Company, by each Executive Officer of the Company, by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, and by all Directors and Executive Officers of the Company as a group.

                                                                                     COMMON STOCK
                                                                                BENEFICIALLY OWNED(2)
                                                                             ----------------------------
                                                                                NUMBER OF
                                                                                SHARES OF      PERCENTAGE
NAME OF BENEFICIAL OWNER(1)                                                   COMMON STOCK      OF CLASS
--------------------------------------------------------------------------   --------------   -----------
HarbourVest Partners V--Direct Fund L.P.(3) ..............................      5,068,063         23.1%
J.D. Investment Limited Partnership(4) ...................................      1,744,338          8.0%
SAIC Venture Capital Corporation(5) ......................................      1,501,615          6.8%
James Daleen(6) ..........................................................      1,744,338          8.0%
Mohammad Aamir(7) ........................................................      1,439,022          6.6%
David B. Corey(8) ........................................................        172,086            *
Richard A. Schell(9) .....................................................        184,214            *
David J. McTarnaghan(10) .................................................         36,000            *
Timothy C. Moss(11) ......................................................         14,000            *
Ofer Nemirovsky(12) ......................................................      5,068,063         23.1%
William A. Roper, Jr.(13) ................................................      1,501,615          6.8%
Daniel J. Foreman(14) ....................................................        981,677          4.5%
Paul G. Cataford(15) .....................................................        654,750          3.0%
Stephen J. Getsy(16) .....................................................        100,973            *
All directors and executive officers as a group (18 persons)(17) .........     12,050,614         54.9%

----------------

 *     Less than 1% of the outstanding Common Stock.
(1)    Except as set forth herein, the street address of the named beneficial owner is c/o Daleen Technologies, Inc., 1750 Clint
       Moore Road, Boca Raton, Florida 33487.
(2)    For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding include (i) 21,551,014 shares outstanding as of April 1, 2000 and (ii) 389,863 shares issuable by us pursuant to options held by the respective person or group which may be exercised within 60 days following April 1, 2000
       ("Presently Exercisable Options"). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)    Includes 1,250,000 shares issuable upon exercise of a warrant. The street address of the named beneficial owner is One
       Financial Center, 44th Floor, Boston, MA 02111.
(4)    Includes 49,682 shares issuable to James Daleen upon exercise of an option that will be exercisable within 60 days of
       April 1, 2000. Also includes 48,220 shares held by the James Daleen Irrevocable Trust. Mr. Daleen disclaims beneficial ownership of the shares held by the trust. The street address of the named beneficial owner is 4535 W. Sahara Ave.,
       Suite 100A, Las Vegas, NV 89102.
(5)    Includes 5,000 shares held by Mr. Roper, an executive vice president and the chief financial officer of SAIC. The street address of the named beneficial owner is 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89109.
(6)    1,644,632 shares held by J.D. Investment Limited Partnership ("JDLP"). Mr. Daleen is the President of J.D.
       Management, Inc., the managing general partner of JDLP. Also includes 49,682 shares issuable upon exercise of an option that will be exercisable within 60 days of April 1, 2000 and 48,220 shares held by the James Daleen Irrevocable
       Trust. Mr. Daleen disclaims beneficial ownership of the shares held by the trust and JDILP.
(7)    Includes 452,096 shares held by 1303949 Ontario, Inc. Mr. Aamir is the President and sole director and a minority shareholder of 1303949 Ontario, Inc.
(8)    Includes 125,425 shares issuable upon exercise of an option that will be exercisable within 60 days of April 1, 2000. Also includes 8,600 shares held by The Luke Corey Irrevocable Trust and 8,600 shares held by The Sydney Corey Irrevocable
       Trust. Mr. Corey disclaims beneficial ownership of the shares held by the trusts.

 (9)    Includes 30,000 shares held by Mr. Schell's wife, 85,627 shares issuable upon exercise of an option that will be exercisable within 60 days of April 1, 2000, 900 shares held by Nicole K. Schell Irrevocable Trust, 900 shares held by the Ginger Schell Irrevocable Trust and 900 shares held by the Richard R. Schell Irrevocable Trust. Mr. Schell disclaims beneficial ownership of the shares held by his wife and the trusts.
(10)    Includes 35,000 shares issuable upon exercise of an option that will be exercisable within 60 days of April 1, 2000.
(11)    Includes 12,500 shares issuable upon exercise of an option will be exercisable within 60 days of April 1, 2000
(12)    Consists of 5,068,063 shares held by HarbourVest Partners V--Direct Fund L.P. HarbourVest Partners, LLC is the
        managing member of the general partner of HarbourVest Partners V--Direct Fund L.P. Mr. Nemirovsky is a managing director of HarbourVest Partners, LLC and a member of the general partner of HarbourVest Partners V--Direct Fund
        L.P. and therefore may be considered to share beneficial ownership of the shares held by HarbourVest. Mr. Nemirovsky disclaims beneficial ownership of these shares.
(13)    Consists of 1,496,615 shares held by SAIC Venture Capital Corporation, of which Mr. Roper is a director and the chief financial officer.
(14)    Consists of 981,677 shares held by ABN AMRO Inc. Mr. Foreman is a managing director of this firm and therefore may be considered to share beneficial ownership of these shares.
(15)    Consists of 654,450 shares held by Bell Canada. Mr. Cataford is the managing director and president for BCE Capital,
        Inc., a management company charged with all venture capital activities of Bell Canada and BCE, Inc., and therefore may be considered to share beneficial ownership of these shares.
(16)    Includes 100,973 shares held by the Stephen Getsy Living Trust.
(17)    Includes 389,863 shares issuable upon exercise of options that will be exercisable within 60 days of April 1, 2000. See also footnotes (2), (4), (6) and (9) through (11) above.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     Our board of directors is divided into three classes, each of whose members serve for a staggered three-year term. At each annual meeting of stockholders, a class of directors are elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Our bylaws provide that each class of directors will be elected by a plurality of all votes cast at the meeting.

     At the Annual Meeting, three (3) directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of three (3) Class I directors (Messrs. Cataford, Roper, and Aamir), three (3) Class II directors (Messrs. Cox, Corey, and Foreman), and three (3) Class III directors (Messrs. Daleen, Nemirovsky, and Getsy). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2000, 2001 and 2002 annual meeting of stockholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.

     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. The nominees for re-election as Class I Directors, Messrs. Aamir, Cataford, and Roper, have agreed to serve as directors if elected, and management has no reason to believe that they will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

INFORMATION CONCERNING THE DIRECTORS

     The name and age, principal occupation or employment, and other data regarding each director (or nominee), based on information received from the respective director, are set forth below:

NOMINEES TO SERVE AS CLASS I DIRECTORS

     PAUL G. CATAFORD, age 36, has served as a director since August 1998. Mr. Cataford is the managing director and president of BCE Capital, Inc., a management company responsible for all venture capital activities of BCE Inc. and Bell Canada. Mr. Cataford joined BCE Capital in August 1997. From January 1994 until July 1997, Mr. Cataford was the team leader of investments of Working Ventures Canadian Fund, a venture capital fund. Mr. Cataford also serves on the board of directors of Sierra Wireless, Inc., a public company that develops wireless data modems, the audit committee of Sierra Wireless, Inc. and the board of directors of both Bulldog Group, Inc. and Morphics Technologies, Inc. The Bulldog Group, Inc. and Morphics Technologies, Inc. are both private companies.

     WILLIAM A. ROPER, JR. age 54, has served as a director since July 1999. Mr. Roper has been the executive vice president and chief financial officer of Science Applications International Corporation, or SAIC, a technology research and development company, since April 1990 and since October 1999. Before joining SAIC, Mr. Roper served as executive vice president and chief financial officer of Intelogic Trace, Inc., from 1987 to 1990. Mr. Roper is also a director of Network Solutions, Inc., a provider of Internet address registration, intranet development and network security services, and ODS Networks, Inc., a provider of high performance telecommunications and security products.

     MOHAMMAD AAMIR, age 37, joined Daleen as an executive vice president in December 1999 and a director in January 2000 following our acquisition of Inlogic Software, Inc. Before joining Daleen, Mr. Aamir was the chief executive officer of Inlogic Software, the company he founded in February 1997. Mr. Aamir was a consultant and project manager of Objectel Software from February 1995 until February 1997, now a part of Architel Corporation.

OTHER DIRECTORS

     The Directors of the Company continuing in office as Class II Directors, elected to serve until the 2001 Annual Meeting, are as follows:

     DAVID B. COREY, age 40, has served as president and chief operating officer of Daleen since February 1998 and as a director since June 1998. Before joining Daleen, Mr. Corey served as senior vice president of Global Marketing for Westell, Inc., a telecommunications equipment company, from November 1996 to February 1998, and as vice president and managing director/Asia Pacific for Westell International, a telecommunications company, from January 1994 to November 1996.

     NEIL E. COX, age 50, has served as a director since August 1999. Mr. Cox has served, since January 1998, as the president of SecurityLink from Ameritech, a business unit of Ameritech Corporation that provides international security and monitoring services. From 1987 to January 1998, Mr. Cox served in various management capacities at Ameritech, a full-service communications company, last serving as president of information services.

     DANIEL J. FOREMAN, age 42, has served as a director since June 1998. Mr. Foreman has served as a managing director of ABN AMRO, Inc., an investment firm, since October 1997 and was previously vice president of investments and acquisitions for Ameritech Corporation, a communications company, from October 1987 to October 1997.

     The Directors of the Company continuing in office as Class III Directors, elected to serve until the 2002 Annual Meeting, are as follows:

     JAMES DALEEN, age 40, our founder, has served as chairman of the board and chief executive officer of the Company since its inception in 1989. Mr. Daleen served as president and chief executive officer of Sound Impulse Company, an electrical construction company, from 1983 until 1995.

     STEPHEN J. GETSY, age 55, has served as a director since October 1997. Mr. Getsy has been the president and chief executive officer of On-Line Ventures, Inc., a business consulting and investment company, from November 1993 to present.

     OFER NEMIROVSKY, age 42, has served as a director since September 1997. Mr. Nemirovsky has been a managing director of HarbourVest Partners, LLC since January 1997. HarbourVest Partners, LLC was formed by the management team of Hancock Venture Partners where Mr. Nemirovsky had served in various capacities since 1986. Mr. Nemirovsky is a director of The Ultimate Software Group, Paradigm Geophysical Ltd. and Primix Solutions, Inc.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the Board of Directors held seven meetings and took one Action in Lieu of a Meeting. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The audit committee of the Board of Directors, which consists of Mr. Foreman, the chairman, and Mr. Roper held one meeting during 1999. The audit committee reviews the scope and timing of our audit services and any other services our independent auditors are asked to perform. In addition, the audit committee reviews and evaluates our audit and control functions and makes recommendations to the board of directors for the selection of independent auditors for the following year.

     The compensation committee of the Board of Directors, which consists of Mr. Getsy, the chairman, and Messrs. Cataford and Nemirovsky, held one meeting and took action by written consent eleven times during 1999. The compensation committee reviews and evaluates the compensation and benefits of our executive officers, reviews and approves corporate performance objectives, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the board of directors. The compensation committee also administers our stock incentive plans.

COMPENSATION OF DIRECTORS

     Neither employee nor non-employee directors receive compensation for services performed in their capacity as directors except as provided below. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees. In addition, it is our policy that outside directors who are not employed by venture capital firms are eligible to receive options to purchase our common stock under our amended and restated stock incentive plan. The board of directors determines the vesting schedule for options granted to non-employee directors under our amended and restated stock incentive plan.

     In October 1997, the board of directors granted Mr. Getsy an option to purchase 75,000 shares of common stock at $3.25 per share. The board of directors also granted Mr. Getsy an option to purchase 15,000 shares at $3.25 per share in December 1998. The options become exercisable at the rate of 25% of the total number of shares per year. 78,750 of these options have been exercised. In January 2000, the Board of Directors granted an additional option to purchase 15,000 shares to

Mr. Getsy and an additional option to purchase 5,670 shares to Mr. Cox. The amount of Mr. Cox's option grant was a proportion of the 15,000 shares based upon his joining the board in August 1999. The options become exercisable over a three-year vesting period.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table presents the total compensation for our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers for the three years ended December 31, 1999 (collectively, the "Named Executive Officers").

                                                                                                        LONG-TERM
                                                         ANNUAL COMPENSATION                           COMPENSATION
                                          --------------------------------------------------   ----------------------------
                                                                                                 NUMBER OF
                                                                                                SECURITIES
                                                                              OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR         SALARY           BONUS       COMPENSATION(1)       OPTIONS      COMPENSATION
------------------------------   ------   ----------------   -----------   -----------------   ------------   -------------
James Daleen
 Chairman of the Board           1999       $  286,000        $214,500        $   10,000          125,000       2,315,898
 and Chief Executive Officer     1998          260,000         136,500            12,246          201,549              --
                                 1997          250,000          85,000             8,400               --              --
David B. Corey
 President and Chief             1999          220,000         165,000                --           79,000         152,114
 Operating Officer               1998          176,154(2)       93,500           101,725(3)       304,500              --
                                 1997               --              --                --               --              --
Richard A. Schell
 Chief Financial Officer         1999          181,500         136,125             9,632           38,500         210,211
 and Treasurer                   1998          165,000          86,625             9,148           81,000              --
                                 1997          150,000          63,750             6,840               --              --
David J. McTarnaghan(4)
 Vice President,                 1999          150,000          66,500               580           22,250              --
 North American Sales            1998           75,385          31,525            35,975               --              --
 & Partner Management            1997               --              --                --               --              --
Timothy C. Moss(5)
 Vice President                  1999          144,231          71,394            34,722          102,236              --
 of Operations                   1998               --              --                --               --              --
                                 1997               --              --                --               --              --

----------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Mr. Corey commenced employment with Daleen on February 10, 1998; his annualized base salary for fiscal 1998 was $200,000.

(3) Includes closing cost reimbursement for relocation expenses of $58,554 and a payment of $43,171 to reimburse Mr. Corey for taxes paid by him.

(4) Mr. McTarnaghan commenced employment with Daleen on June 15, 1998; his annualized base salary for fiscal 1998 was $140,000.

(5) Mr. Moss commenced employment with Daleen on January 1, 1999; his annualized base salary for fiscal 1999 was $150,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all individual grants of stock options during the year ended December 31, 1999, to each of the Named Executive
Officers:

                                                                                                 POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                              --------------------------------------------------------------        ANNUAL RATES OF
                                                       PERCENT OF                               STOCK PRICE APPRECIATION
                                                      TOTAL OPTIONS                                FOR OPTION TERM(1)
                               NUMBER OF SECURITIES    GRANTED TO    EXERCISE OR             ------------------------------
                                UNDERLYING OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION
NAME                                  GRANTED          FISCAL YEAR    PER SHARE      DATE          5%             10%
----------------------------- ---------------------- -------------- ------------ ----------- -------------- --------------
James Daleen ................        125,000             5.6388%       $ 21.38    12/30/09    $ 1,679,703    $ 4,257,656

David B. Corey ..............          4,000              .1804           9.00     9/28/09         22,640         57,375
                                      75,000             3.3833          21.38    12/30/09      1,007,822      2,554,593

Richard A. Schell ...........          1,000              .0451           9.00     9/28/09          5,660         14,344
                                      37,500             1.6916          21.38    12/30/09        503,911      1,277,297

David J. McTarnaghan ........          3,000              .1353           9.00     9/28/09         16,980         43,031
                                         500              .0226          28.00    12/15/09          8,805         22,312
                                      18,750              .8458          21.38    12/30/09        251,955        638,648

Timothy C. Moss .............         50,000             2.2555           3.25     2/24/04         44,896         99,208
                                      26,000             1.1729           6.00     6/29/09         98,108        248,624
                                       7,000              .3158           9.00     9/28/09         39,620        100,406
                                       1,000              .0451          28.00    12/15/09         17,609         44,625
                                      18,236              .0823          21.38    12/30/09        245,049        621,141

----------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 1999:

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                        AT FISCAL YEAR-END           AT FISCALYEAR-END(2)
                                  ACQUIRED        VALUE     ----------------------------- ----------------------------
NAME                            ON EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------ ------------- -------------- ------------- --------------- ------------- --------------
James Daleen .................    395,899     $ 3,539,098            0        329,623      $        0    $ 3,906,278
David B. Corey ...............     46,661         210,129       81,963        254,876       1,526,971      3,398,186
Richard A. Schell ............     49,603         311,485       91,027        164,628       1,698,883      2,383,095
David J. McTarnaghan .........          0               0       35,000         82,250         652,050      1,165,815
Timothy C. Moss ..............          0               0            0        102,236               0      1,443,658

----------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our common stock at the time of such sale.

(2) Based on the fair market value of our common stock as of December 31, 1999 of $22.0625 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

EMPLOYMENT AGREEMENTS

     We entered into a five-year employment agreement with James Daleen, our chief executive officer, on December 1, 1994, which was amended on September 5, 1997 and March 1, 1999. Upon expiration of the current term in December 1999, the agreement automatically renews for additional terms of three years each unless either party notifies the other of its intent to terminate the agreement. The agreement provides for a base salary of $286,000 in 1999 and $328,900 in 2000 and an annual bonus to be determined by our compensation committee, with the annual bonus targeted at 50% of his base salary. The agreement also provides for annual salary increases, as determined by our compensation committee, and option grants under our stock option plans, as determined by our board of directors. In the event of the termination of his employment without substantial cause, Mr. Daleen is entitled to severance payment equal to two years' base salary in effect at the time of termination and a bonus in addition to the payment of all related excise, federal or state income taxes incurred by the executive as a result of the lump sum cash payment.

     We entered into an employment agreement with David Corey, our president and chief operating officer, on January 31, 1998. This agreement may be terminated by either party at any time. The agreement provides for a base salary of $220,000 in 1999 and $253,000 in 2000, and an annual salary increase to be determined by our compensation committee, and an annual bonus to be determined by our compensation committee, with the annual bonus targeted at 50% of his base salary. In the event of the termination of his employment without substantial cause, Mr. Corey is entitled to a severance payment equal to one year's base salary in effect at the time of termination. We can elect to pay Mr. Corey only six months of severance if we release him from his non-compete agreement.

     We entered into a three-year employment agreement with Richard Schell, our chief financial officer and treasurer, on November 15, 1994, which was amended on January 31, 1997. Upon expiration of the current term in November 2000, the agreement automatically extends for additional three-year terms unless either party notifies the other of its intent to terminate the agreement. The agreement provides for a base salary of $181,000 per year and in $208,725 in 2000, and an annual bonus to be determined by our compensation committee, with the annual bonus targeted at 50% of his base salary. The agreement also provides for salary increases as determined by our compensation committee. In the event of the termination of Mr. Schell's employment without substantial cause, he is entitled to a severance payment equal to one year's base salary in effect at the time of termination.

     We entered into an employment agreement with David J. McTarnaghan, our vice president of sales, in June 1998. The agreement can be terminated by either party of at any time. The agreement provides for a base salary of $140,000 in 1999 and $175,000 in 2000 and an annual bonus to be determined by our compensation committee. The agreement also provides for annual salary increases, as determined by our compensation committee, and option grants under our stock option plans, as determined by our board of director. In the event of the termination of his employment without substantial cause, Mr. McTarnaghan is entitled to a lump sum severance payment equal to six months of base pay.

     We entered into an employment agreement with Timothy C. Moss, our vice president of operations in December 1998. The agreement can be terminated by either party at any time. The agreement provides for a base salary of $150,000 in 1999 and $175,000 in 2000 and an annual bonus to be determined by our compensation committee. The agreement also provides for annual salary increases, as determined by our compensation committee, and option grants under our stock option plans, as determined by our board of directors. In the event of the termination of his employment without substantial cause, Mr. Moss is entitled to a lump sum severance payment equal to twelve months pay.

     Our executive officers and all applicable other employees have signed invention assignment and confidentiality agreements as well as non-compete agreements. Under the invention assignment and confidentiality agreement, these individuals have assigned to us all of their copyrights, trade secrets and patent rights that relate to our business. Under the terms of the non-compete agreement, each of these individuals have agreed not to compete, directly or indirectly, with us in the billing and customer care industry during the term of employment and for one year after termination of employment. Each individual also has agreed not to solicit our customers or employees, directly or indirectly, during the period of employment and for one year following termination of employment.

STOCK OPTION AND OTHER COMPENSATION PLANS

     AMENDED & RESTATED 1999 STOCK INCENTIVE PLAN. We have established a stock incentive plan, the Amended & Restated 1999 Stock Incentive Plan. The plan is intended to promote our interests by providing employees and key persons the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. We have reserved 5,648,881 shares of common stock for issuance under this plan, including 3,500,000 additional shares that are subject to stockholder approval under Proposal 2. As of December 31, 1999, options to purchase an aggregate of 2,075,841 shares of common stock were outstanding under this plan at a weighted average exercise price of $16.72 per share. No shares of common stock have been issued upon exercise of options granted under this plan. A more detailed description of this plan is found under Proposal 2 below.

     PRIOR STOCK OPTION PLANS. We adopted six (6) other stock option plans between 1994 and 1998. Some of these plans provided for incentive stock options within the meaning of Subsection 422 of the Internal Revenue Code while others provided for non-qualified stock options.

     The Company has seven (7) fixed stock option plans: the 1994 Employee Non-Qualified Stock Option Plan ("the 1994 Plan"), the 1995 Qualified Employee Incentive Stock Option Plan ("the 1995 Plan"), the 1996 Employee Non-Qualified Stock Option Plan ("the 1996 Plan"), the 1997 Employee Incentive Stock Option Plan ("the 1997 Plan"), the 1998 Non-Qualified Employee Stock Option Plan ("the 1998 Plan") and the 1998 Qualified Employee Incentive Stock Option Plan ("the 1998 ISO Plan"), and the Amended & Restated 1999 Stock Incentive Plan ("the 1999 Plan"). Each Plan provides that the exercise price of the options granted will be issued at no less than the fair market value of the underlying common stock at the date of grant. A summary of the Company's stock option plans is presented below:

                                 SHARES
                               AUTHORIZED
                              FOR ISSUANCE                                  CONTRACTUAL LIFE
                               UNDER PLAN           VESTING PERIOD             OF OPTIONS
                             --------------   -------------------------   --------------------
   1994 Plan .............        125,000             100% upon grant      5 years from grant
   1995 Plan .............        200,000             100% upon grant      5 years from grant
   1996 Plan .............        400,000             100% upon grant      5 years from grant
   1997 Plan .............        200,000     1/3% beginning one year      5 years from grant
                                                           from grant
   1998 Plan .............        500,000        23% to 50% beginning      5 years from grant
                                                      year from grant
   1998 ISO Plan .........      1,600,000     25% each year beginning      5 years from grant
                                                  one year from grant
   1999 Plan .............      2,075,843     25% each year beginning     10 years from grant
                                                  one year from grant

     As of December 31, 1999, options to purchase an aggregate of 3,794,256 shares of common stock were outstanding under these plans at a weighted average exercise price of $10.58 per share. 664,721 shares of common stock have been issued upon exercise of options granted under these plans. We are not authorized to issue any more options under any of these plans except the 1999 Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and that we shall indemnify our officers, employees and agents to the fullest extent permitted under the Delaware law. Our certificate of incorporation provides that our directors will not be personally liable to Daleen Technologies or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director:

     /bullet/ is liable under Section 174 of the Delaware General Corporation
              Law;

     /bullet/ has breached the director's duty of loyalty to Daleen or its stockholders;

     /bullet/ has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or

     /bullet/ has derived an improper personal benefit.

     Any amendment, modification or repeal of these provisions will not eliminate or reduce the effect of these provisions for any act or failure to act, or any cause of action, suit or claim that would accrue or arise before any amendment, repeal or adoption of this inconsistent provision. If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The following non-employee directors were the members of the compensation committee of the board of directors during 1999: Messrs. Getsey, the chairman, Cataford and Nemirovsky. None of the members of the Compensation Committee is an executive officer of Daleen.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Commission thereunder requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Commission. Based upon a review of such reports, the Company believes that all its directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during the last fiscal year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 1999 compensation was determined for the executive officers of the Company.

     The Compensation Committee of the board of directors (the "Committee") is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's stock option plans. The Committee is comprised of three non-employee directors: Stephen J. Getsy, the chairman, Paul G. Cataford and Ofer Nemirovsky. The Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately-weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     BASE SALARY. Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

     INCENTIVE BONUSES. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. In 1999, incentive bonuses were based on the Company's achievement of nine strategic business and financial objectives. In 2000, incentive bonuses will be based on the Company's achievement of several strategic business and financial objectives together with the executive's individual performance as it relates to the Company's performance.

     EQUITY INCENTIVES. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the common stock, and hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the

Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. Generally, ongoing option grants occur at year-end and in connection with promotions or an executive's acceptance of significant new and additional responsibilities. During the fiscal year ended December 31, 1999, options to purchase an aggregate of 981,208 shares of common stock were granted to the Company's executive officers.

     OTHER BENEFITS. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees. In January 1994, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the "Plan") covering all of the Company's eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. In 1999, the Company provided additional matching contributions in the amount of 25% up to the first 8% contributed under the Plan. In 2000, the Company's matching contribution was changed to 35% up to the first 8% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee annually reviews the performance and compensation of the chief executive officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. James Daleen has served as the Company's chief executive officer from since our founding in 1989. In 1999, Mr. Daleen's base salary was set at $286,000. The Committee believes the compensation paid to Mr. Daleen was reasonable.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 1999 was subject to the limitations on deductibility. The board of directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                        Compensation Committee

                                        Stephen J. Getsy, Chairman
                                        Paul J. Cataford
                                        Ofer Nemirovsky

STOCK PERFORMANCE GRAPH

     The following graph presents the Company's total stockholder return of an investment of $100 in cash on October 1, 1999(1) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market--U.S. Index (the "Nasdaq Index")(2), and
(iii) the Nasdaq Computer & Data Processing Services Stocks represented by companies in SIC code 737 (the "Computer & Data Processing Index")(2). All values and returns assume reinvestment of the full amount of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 FOR THE PERIOD FROM 10/1/99 THROUGH 12/31/99
               AMONG DALEEN TECHNOLOGIES, INC., THE NASDAQ INDEX
                   AND THE COMPUTER & DATA PROCESSING INDEX

                               [GRAPHIC OMITTED]


     The information presented in the graph above was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

     The graph shown above plotted using the following data:

                            DALEEN                            COMPUTER & DATA
PERIOD ENDED          TECHNOLOGIES, INC.     NASDAQ INDEX     PROCESSING INDEX
------------------   --------------------   --------------   -----------------
10/01/99 .........          $100.00            $ 100.00           $ 100.00
10/29/99 .........           244.83              107.61             106.31
11/30/99 .........           410.91              119.09             121.36
12/31/99 .........           182.32              144.78             164.77

----------------
(1) The Company completed the initial public offering of its Common Stock on October 1, 1999. The Company's 1999 fiscal year ended December 31, 1999. This "Performance Graph" assumes that $100 was invested on October 1, 1999 in the Company's Common Stock at the Company's initial public offering price of $12.00 per share and at the closing sales price for each index on that date. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated periods should not be considered indicative of future stockholder returns.

(2) The Nasdaq Index and the Computer & Data Processing Index are calculated by the Center for Research in Securities Prices.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

ISSUANCE OF COMMON STOCK IN ACQUISITION OF INLOGIC

     Effective December 16, 1999, we acquired all of the issued and outstanding capital shares of Inlogic Software Inc., a Nova Scotia corporation ("Inlogic"). We acquired the capital shares of Inlogic in exchange for an aggregate of 2,160,239 exchangeable shares (the "Exchangeable Shares") and 57,435 shares of the Company's Common Stock. The Exchangeable Shares were issued by our wholly owned subsidiary, Daleen Canada Corporation, but are exchangeable at any time into shares of our Common Stock on a one-for-one basis. As of March 21, 2000, an aggregate of 2,145,471 Exchangeable Shares had been converted into shares of our Common Stock. We also issued options to acquire an aggregate of 167,326 shares of our Common Stock in exchange for all of the outstanding options to acquire capital shares of Inlogic. The terms of the transaction are set forth in a Share Purchase Agreement as well as certain other transaction documents which are filed as Exhibits to our Current Report on Form 8-K filed on December 30, 1999.

RELATED PARTY TRANSACTIONS

  TRANSACTIONS WITH COMPANIES ASSOCIATED WITH SAIC

     Mr. Roper, a member of the board of directors, is the senior vice president and chief financial officer of Science Applications International Corporation ("SAIC"). SAIC is a significant stockholder of the Company. SAIC owns 43% of all voting stock of Danet, Inc. and 100% of the voting stock of Telcordia. Danet is a customer of the Company and a distributor of its products. Sales to Danet for the years ended December 31, 1997, 1998 and 1999 amounted to $0, $334,794 and $1,031,350. The Company paid Danet, in its capacity as distributor of its products, $0, $2.2 million and $99,468 for the years ended December 31, 1997, 1998 and 1999. The Company had a strategic alliance relationship with Telcordia. No revenue was received and no payments were made in connection with this relationship for each of the years in the three-year period ended December 31, 1999.

  LOANS TO EXECUTIVES

     In June 1999, we offered loans to three executive officers and other employees for an aggregate amount of approximately $435,000 for the purposes of providing funds for the exercise of vested, non-qualified stock options and payment of tax obligations resulting from the exercise of those options. The loans bear interest at a rate of 8.75 percent per annum. All principal and accrued interest payable under the notes is due no later than June 2004. The loans are full recourse and each officer has pledged the stock issued upon exercise of this options as security for his loan. As of December 31, 1999, approximately $372,000 of these loans has been repaid. We loaned executive officers and other employees an amount to pay the income tax related to the exercise of stock options. The total amount of loans was approximately $498,000 of which $389,000 was repaid as of December 31, 1999. We loaned an executive $50,000 in November 1999 in accordance with this executive's employment agreement. This amount remains outstanding at December 31, 1999.

  OTHER TRANSACTIONS

     We entered into indemnification agreements with our executive officers and directors containing provisions that may require us to indemnify these individuals against liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

  POLICY ON FUTURE TRANSACTIONS

     Our board of directors has adopted a resolution providing that all future transactions with related parties, including our officers, directors, principal stockholders or affiliates, must be approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.


                                  PROPOSAL 2

                    ADOPTION OF THE DALEEN TECHNOLOGIES INC.
                 AMENDED & RESTATED 1999 STOCK INCENTIVE PLAN

     The board has approved, subject to stockholder approval, a proposal to amend and restate the Company's 1999 Stock Incentive Plan (the "1999 Plan"). The amendment will increase the number of shares of Common Stock available for grant under such plan from 2,148,881 to 5,648,881, an increase of 3,500,000 shares of Common Stock. As of April 1, 2000, there were approximately 2,075,841 outstanding options to purchase shares of Common Stock under the 1999 Plan. Therefore, in the event that the proposed amendment is approved, approximately 3,573,040 options would be available for grant under the 1999 Plan. The text of the proposed Amended & Restated 1999 Plan is set forth in Annex A to this Proxy Statement. The 1999 Plan is also described above under "Proposal 1 -- Election of Directors -- Stock Option and Other Compensation Plans" and is qualified in its entirety by reference to the text of the 1999 Plan.

     DESCRIPTION OF THE AMENDED & RESTATED 1999 STOCK INCENTIVE PLAN. The 1999 plan provides for the grant of four types of awards:

     /bullet/  incentive stock options;

     /bullet/  non-qualified stock options;

     /bullet/  restricted stock awards; and

     /bullet/  stock appreciation rights.

     Under the 1999 plan, options have been granted to purchase 2,075,841 shares of our common stock at a weighted average exercise price of $16.72 per share.

     Beginning in year 2000, the 1999 Plan authorizes us to automatically increase the number of shares of common stock available for issuance under the plan on the first day of each fiscal year by 5,000,000 shares, on a cumulative basis. In no event shall an increase in reserved shares under the 1999 Plan cause the total number of shares reserved under the plan to exceed 20% of the total number of outstanding shares of the Company on the last day of the preceding fiscal year.

     The proposed amendment and restatement will (i) clarify the Board's powers under the 1999 Plan, (ii) increase the number of shares available for stock incentives under the 1999 Plan and the number of shares automatically added each year under the 1999 Plan, (iii) approve the payment with outstanding stock of the Corporation for purposes of exercising options granted under the 1999 Plan and for purposes of tax withholding, (iv) provide that incentive stock options may continue beyond the termination of employment of an employee in accordance with current legal limitations, (v) continue rewarding and incentivizing employees of and key persons affiliated with the Corporation by providing such persons with an interest in the Corporation which corresponds to that of the Corporation's stockholders, and (vi) make other changes to the plan as reflected in the attached copy of the plan.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1999 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

     The proposed amendment & restatement of the 1999 Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual

Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed amendment and restatement of the 1999 Plan. The Board has determined that the amendment and restatement of the 1999 Plan is in the best interest of the Company and its stockholders.

     The Board of Directors recommends a vote FOR the adoption of the Daleen Technologies, Inc. Amended & Restated 1999 Stock Incentive Plan.

                                 OTHER MATTERS

     PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING. Rules of the Commission require that any proposal by a stockholder of the Company for consideration at the 2001 Annual Meeting of Stockholders must be received by the Company no later than January 4, 2001 if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2001 Annual Meeting. Under such rules, the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 90, nor more than 120 days prior to the first anniversary of the Company's annual meeting held in the prior year.

     OTHER BUSINESS. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services my solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     ANNUAL REPORT. The Company will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, without charge, to any stockholder who makes a written request to Stephen M. Wagman, Secretary, Daleen Technologies, Inc., 1750 Clint Moore Road, Boca Raton, FL 33487.

                                      BY ORDER OF THE BOARD OF DIRECTORS,


                                      Stephen M. Wagman,
                                      SECRETARY

                                    ANNEX A

                           DALEEN TECHNOLOGIES, INC.
                              AMENDED & RESTATED
                           1999 STOCK INCENTIVE PLAN

                                  SECTION 1.
                                    PURPOSE


     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares or to receive compensation which is based upon appreciation in the value of Shares to Employees and Key Persons in order to attract and retain Employees and Key Persons by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights to aid the Company in obtaining these goals. This amended and restated plan supercedes and replaces in its entirety the Daleen Technologies, Inc. Amended & Restated Stock Incentive Plan previously adopted by the Board.

                                  SECTION 2.
                                  DEFINITIONS

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1  BOARD means the Board of Directors of the Company.

     2.2  CODE means the Internal Revenue Code of 1986, as amended.

     2.3  COMMITTEE means the Compensation Committee of the Board.

     2.4  COMMON STOCK means the common stock of the Company.

     2.5 COMPANY means Daleen Technologies, Inc., a Delaware corporation, and any successor to such organization.

     2.6  DIRECTOR means a member of the Board.

     2.7  EMPLOYEE means an employee of the Company, a Subsidiary or a Parent.

     2.8  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.9 EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.10 FAIR MARKET VALUE of each Share on any date shall mean the following:

        (a) STOCK LISTED AND SHARES TRADED. If Shares are listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on The Nasdaq National Market on the date of determination, the Fair Market Value per share shall be the closing price of a Share on said national securities exchange or The Nasdaq National Market on the date of determination. If the Shares are traded in the over-the-counter market, the Fair Market Value per Share shall be the average of the closing bid and asked prices on the date of determination.

        (b) STOCK LISTED BUT NO SHARES TRADED. If the Shares are listed on a national securities exchange or on The Nasdaq National Market but no Shares are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Shares on the most recent date before the date of determination. If the Shares are regularly traded in the over-the-counter market but no Shares are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were Shares traded on dated with a reasonable period before the date of determination the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

        (c) STOCK NOT LISTED. If the Shares are not listed on a national securities exchange or The Nasdaq National Market and are not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Shares from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Shares to the extent they are representative.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

     2.11 INSIDER means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.12 ISO means an option granted under this Plan to purchase Shares, which is intended by the Company to satisfy the requirements of Code /section/422 as an incentive stock option.

     2.13 KEY PERSON means (i) a member of the Board who is not an Employee,
(ii) a consultant, distributor or other person who has rendered or committed to render valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

     2.14 NON-ISO means an option granted under this Plan to purchase Shares, which is not intended by the Company to satisfy the requirements of Code /section/422.

     2.15 OPTION means an ISO or a Non-ISO.

     2.16 OUTSIDE DIRECTOR means a Director who is not an Employee and who qualifies as (1) a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an "outside director" under Code /section/162(m) and the regulations promulgated thereunder.

     2.17 PARENT means any corporation, which is a parent of the Company (within the meaning of Code /section/424).

     2.18 PARTICIPANT means an individual who receives a Stock Incentive hereunder.

     2.19 PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code /section/162(m).

     2.20 PLAN means the Daleen Technologies, Inc. Amended & Restated 2000 Stock Incentive Plan, as may be amended from time to time.

     2.21 SHARE means a share of the Common Stock of the Company.

     2.22 STOCK INCENTIVE means an ISO, a Non-ISO, a Restricted Stock Award or a Stock Appreciation Right.

     2.23 STOCK INCENTIVE AGREEMENT means an agreement between the Company and a Participant evidencing an award of a Stock Incentive.

     2.24 SUBSIDIARY means any corporation, which is a subsidiary of the Company (within the meaning of Code /section/424(f)).

     2.25 SURRENDERED SHARES means the Shares described in Section 8.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.

     2.26 TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code /section/424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

                                  SECTION 3.
                      SHARES SUBJECT TO STOCK INCENTIVES

     The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed the number of Reserved Shares (as calculated below). The initial number of Reserved Shares shall be 5,648,881 (five million, six hundred forty-eight thousand, eight hundred eighty one). Commencing on January 1, 2001 and continuing on each January 1 thereafter, the number of Reserved Shares shall be increased each year, on a cumulative basis, by 5,000,000 Shares (or, if less, the maximum number of Shares permitted based on the limitations set forth in the following sentence), all as adjusted pursuant to Section 11. Notwithstanding the foregoing, in no event shall the increase in the number of Reserved Shares from one fiscal year to the next exceed a number of Shares that would cause the total number of Reserved Shares to exceed 20% of the total number of Fully Diluted Shares of Common Stock (as defined below) calculated as of 5:00 p.m., eastern time, on the immediately preceding December
31. The term "Fully Diluted Shares of Common Stock Outstanding" shall mean the shares of Common Stock outstanding calculated on a fully diluted basis, including without limitation shares of Common Stock actually outstanding plus shares of Common Stock issuable in exchange for convertible securities and upon exercise of outstanding options and warrants, whether or not such convertible securities, options and warrants are then vested or otherwise convertible. Such Reserved Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of 500,000 (five hundred thousand) in any calendar year.

                                  SECTION 4.
                                EFFECTIVE DATE

     The effective date of this amended and restated Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Stock Incentives granted under this Plan before the date of such approval automatically shall be granted subject to such approval. The provisions of this amended and restated Plan shall apply to all Stock Incentives granted under this Plan on and after the effective date of this Plan. Prior versions of this Plan shall continue to govern Stock Incentives granted under such versions.

                                  SECTION 5.
                                ADMINISTRATION

     5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions.

     5.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Key Persons who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations, which may be necessary or advisable for the administration of the Plan.

     5.3 DELEGATION OF AUTHORITY. The Board may delegate its authority under the Plan, in whole or in part, to a Committee (the Compensation Committee) appointed by the Board consisting of not less than two (2) directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives which will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

     5.4 DECISIONS BINDING. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Key Persons, Participants, and their estates and beneficiaries

                                  SECTION 6.
                                  ELIGIBILITY

     Employees and Key Persons selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Employee or Key Person shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Employee or Key Person. Only Employees shall be eligible to receive a grant of ISO's.

                                   SECTION 7
                           TERMS OF STOCK INCENTIVES

     7.1 TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

        (a) The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. Stock Incentives shall be granted to Employees or Key Persons selected by the Board, and the Board shall be under no obligation whatsoever to grant Stock Incentives to all Employees or Key Persons, or to grant all Stock Incentives subject to the same terms and conditions.

        (b) The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan.

        (c) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

        (d) The date a Stock Incentive is granted shall be the date on which the Board has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

     7.2 TERMS AND CONDITIONS OF OPTIONS. Each grant of an Option shall be evidenced by a Stock Incentive Agreement, which shall:

        (a) specify whether the Option is an ISO or Non-ISO; and

        (b) incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

        In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

        (a) EXERCISE PRICE. Subject to adjustment in accordance with Section 11 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater. Any Stock Incentive intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto.

        (b) OPTION TERM. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

          (i) make an Option exercisable before the date such Option is granted; or

          (ii) make an Option exercisable after the earlier of:

            (A) the date such Option is exercised in full, or

            (B) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

        A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided, however, in no event may an Option which is an ISO provide for the exercise of the Option later than ninety (90) days following a termination of employment or later than one year following a termination of employment on account of disability. The Employee's rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

        (c) PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless prohibited by the Stock Incentive Agreement, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless prohibited by the Stock Incentive Agreement, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

        Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

        (d) CONDITIONS TO EXERCISE OF AN OPTION. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        (e) TRANSFERABILITY OF OPTIONS. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the disability of the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, a Non-ISO may also be transferred as a bona fide gift to one or more members of the Optionee's family or to a trust for the benefit of one or more family members, in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and the Exercise and Shareholder Agreement provided by the Company in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Optionee shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and the Exercise and Shareholder Agreement.

        (f) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code /section/424(a) is applicable, may provide for an exercise price computed in accordance with Code /section/424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

     7.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of: (I) the Fair Market Value of a specified number of Shares at the time of exercise, over (II) a specified price which shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

        (a) PAYMENT. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine.

        (b) CONDITIONS TO EXERCISE. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

        (c) TRANSFERABILITY OF STOCK APPRECIATION RIGHTS. Except as otherwise provided in a Participant's Stock Incentive Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. Notwithstanding the foregoing, a Stock Appreciation Right which is granted in connection with the grant of a Non-ISO may be transferred, but only with the Non-ISO and only as a bona fide gift, to one or more members of the Optionee's family or to a trust for the benefit of one or more family members, in which case the transferee shall be subject to all provisions of the Plan and the Stock Incentive Agreement. In the event of such a gift, the Optionee shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan and the Stock Incentive Agreement. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion.

     7.4 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as holders of unrestricted Common Stock. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Participant. The Board may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the Shares awarded determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

                                  SECTION 8.
                             SURRENDER OF OPTIONS

     8.1 GENERAL RULE. The Board, acting in its absolute discretion, may incorporate a provision in a Stock Incentive Agreement to allow an Employee or Key Person to surrender his or Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

        (a) the Fair Market Value of the Shares subject to such Option exceeds Exercise Price for such Shares, and

        (b) the Option to purchase such Shares is otherwise exercisable.

     8.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Incentive Agreement to the Board, together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     8.3 PAYMENT. A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Board, acting in its absolute discretion, can approve or disapprove a Participant's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Board's discretion) in cash in lieu of any fractional Shares.

     8.4 RESTRICTIONS. Any Stock Incentive Agreement which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                  SECTION 9.
                             SECURITIES REGULATION

     Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of a Stock Incentive, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                  SECTION 10.
                                 LIFE OF PLAN

     No Stock Incentive shall be granted under this Plan on or after the earlier of:

     (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been surrendered or exercised in full or no longer are exercisable, or

     (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Stock Incentives granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                  SECTION 11.
                                  ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares which may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code /section/424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code /section/424(a) which provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                  SECTION 12.
                         SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of the Stock Incentives granted under this Plan, each Stock Incentive, at the direction and discretion of the Board, or as is otherwise provided in the Stock Incentive Agreements, may be canceled unilaterally by the Company in exchange for whole Shares (or, subject to satisfying the conditions of an exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and cash in lieu of any fractional Share) which each Participant otherwise would receive if he or she had the right to surrender or exercise his or her outstanding Stock Incentive in full and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                  SECTION 13.
                           AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company: (a) to increase the number of Shares reserved under Section 3, except as set forth in
Section 11, (b) to extend the maximum life of the Plan under Section 10 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Employees or Key Persons eligible for Stock Incentives under Section 6. The Board also (1) may suspend the granting of Stock Incentives under this Plan at any time, (2) may terminate this Plan at any time, and (3) may amend any outstanding Stock Incentive previously granted under this Plan at any time (for example, to accelerate the vesting provisions thereof or to extend the term of a Stock Incentive); provided, however, the Board shall not have the right to modify, amend or cancel any Stock Incentive granted under this Plan unless: (I) the Participant consents in writing to such modification, amendment or cancellation, (II) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12, or (III) the modification, amendment or cancellation would not adversely affect, in any way, the rights of a Participant owning such outstanding Stock Incentive without the written consent of such Participant. To the extent that the material terms (within the meaning of Treas. Reg. [0015]1.162-27(e)(4)) of the Plan would be modified by the Board but shareholders approval would not be required by the foregoing provisions of this Section, the Board may, in its sole discretion, nonetheless determine that approval of the shareholders of the Company is desired.

                                  SECTION 14.
                                 MISCELLANEOUS

     14.1 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise or surrender of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

     14.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement which evidences his or her Stock Incentive.

     14.3 WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan Whenever Shares are to be issued or cash paid to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

     14.4 NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option which is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to income tax withholding by the Company on the compensation income recognized by Participant from any such early disposition by either (or both) his payment to the Company in cash or his payment out of the current wages or earnings otherwise payable to him by the Company, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option, which is an ISO on the Participant's express written agreement with these provisions of this Plan.

     14.5 TRANSFER. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     14.6 CONSTRUCTION. This Plan shall be construed under the laws of the State of Delaware.

                           DALEEN TECHNOLOGIES, INC.
                             1750 Clint Moore Road
                             Boca Raton, FL 33487

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James Daleen, David Corey and Richard Schell and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Daleen Technologies, Inc. held of record by the undersigned on April 17, 2000, at the annual meeting of Stockholders to be held on June 6, 2000 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

     Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposal 2.

I PLAN TO ATTEND MEETING [ ]

                       (PLEASE DATE AND SIGN ON REVERSE)

                          (CONTINUED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
Proposal 1--Election of the following Nominees as Directors:
NOMINEES:    PAUL G. CATAFORD       MOHAMMAD AAMIR     WILLIAM A. ROPER, JR.

FOR all Nominees listed at right         WITHHELD
(except as marked to the contrary) [ ]   For all Nominees listed at right [ ]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)
Proposal 2--Approval of amendment and restatement to the Company's Amended and Restated 1999 Stock Incentive Plan:
  [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

                                    PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE
                                    OR BLACK INK. Dated:

                                    Signature

                                    Signature if held jointly

                                    Please mark, date and sign as your name
                                    appears above and return in the enclosed envelope.